EXHIBIT 1.2

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [            ] NUMBER OF RIGHTS: [            ]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [            ], 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST. D.F. KING, THE INFORMATION AGENT FOR THE RIGHTS OFFERING AT, at (212) 269-5550 (BANKERS AND BROKERS) OR (877) 732-3612 (ALL OTHERS) OR EMAIL AT DCTH@dfking.com.

DELCATH SYSTEMS, INC.

(Incorporated under the laws of the State of DELAWARE)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to purchase one share of Common Stock of Delcath Systems, Inc.,

Subscription Price: $1.75 per share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 4, 2018, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights set forth above. Each subscription right entitles the holder thereof to subscribe for and purchase one share of Delcath Systems, Inc., a Delaware corporation, pursuant to the basic subscription right, on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Delcath Systems, Inc. Subscription Rights Certificate” accompanying this Rights Certificate. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional shares of Common Stock that remain unsubscribed, subject to proration, as described in the Prospectus pursuant to the over-subscription privilege. The subscription rights may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price. THE RIGHTS EVIDENCED BY NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

This Rights Certificate is not valid unless countersigned by American Stock Transfer & Trust Company, LLC, the Subscription Agent.

WITNESS the seal of Delcath Systems, Inc. and the signatures of its duly authorized officers.	By:
Dated: [ ], 2018	Jennifer Simpson, Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

By:
American Stock Transfer, Inc.

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

You are required initially to pay for both the shares of Common Stock subscribed for pursuant to the basic subscription right and the over-subscription privilege. To subscribe for shares of Common Stock pursuant to your basic subscription right, please complete lines (a) and (c) below. To subscribe for additional shares of Common Stock pursuant to your over-subscription privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$1.75	=	$
	Number of Shares		Subscription Price		Payment Enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your basic subscription right in full, you may subscribe for additional shares of Common Stock pursuant to your over-subscription privilege

Over Subscription Privilege:		X	$1.75	=	$
	Number of Share		Subscription Price		Payment Enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $

METHOD OF PAYMENT (CHECK ONE):	☐	Cashier’s check, drawn on a U.S. Bank payable to “American Stock Transfer & Trust Company, LLC, as subscription agent for Delcath Systems, Inc.”;

☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as subscription agent, for purposes of accepting subscriptions in this rights offering at JPMorgan Chase Ban, k,

55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer

FBO Delcath Systems, Inc./[shareholder name as it appears on face of certificate]

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT WWW.STAI.ORG.

APPLY MEDALLION GUARANTEE STAMP HERE

Signature(s) of Subscriber(s)
Names(s):
Capacity
(Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

Return this statement to:

American Stock Transfer, Inc.

[delivery address]